                                                                    EXHIBIT 4.6


                             AMENDMENT NO. 1 TO
               NOTE PURCHASE AGREEMENT DATED DECEMBER 20, 1996

         Amendment No. 1 dated as of April 18, 1997 (the "Amendment") to that certain Note Purchase Agreement dated December 20, 1996 (the "Note Purchase Agreement") among VISION 21, INC. (the "Company"), and all Purchasers (as defined in Article 2 of the Note Purchase Agreement) as the holders of the warrants (the "Warrants") issued thereunder.


                                  RECITALS:


         1. The Company originally issued Warrants to the Purchasers in conjunction with the Note Purchase Agreement;

         2. The Company subsequently issued a warrant to Piper Jaffray Health Care Fund II Limited Partnership ("Piper Jaffray") pursuant to a substantially similar Note Purchase Agreement Dated February 28, 1997, between the Company and Piper Jaffray (the "Piper Jaffray Agreement");

         3. The Purchasers each consented in writing to the Piper Jaffray Agreement with the understanding that their Warrants would be replaced with warrants substantially similar in terms to the Piper Jaffray warrant;

         4. The Company and Purchasers desire to replace the Warrants issued to the Purchasers pursuant to the Note Purchase Agreement (the "Original Warrants") with replacement warrants (the "Replacement Warrants") that are substantially similar in terms to the Piper Jaffray warrant; and

         5. The Company and the Purchasers also wish to amend the Note Purchase Agreement, including the Form of Warrant attached thereto as Exhibit B, in order to reflect the difference in terms resulting from the replacement of the Original Warrants with the Replacement Warrants and the Company and the Purchasers are permitted, pursuant to Article 25 of the Note Purchase Agreement, to amend the Note Purchase Agreement at any time and from time to time, by agreement between the Company and the holders of at least 51 percent of the Notes, in any respect which they may deem necessary or desirable.

         NOW, THEREFORE in consideration of the premises, the mutual agreements contained herein and other good and valuable consideration, it is agreed by and among the parties hereto that:

1. The factual recitals set forth at the beginning of this Amendment are true and correct and are incorporated into this Amendment.

2. The Note Purchase Agreement be and it is hereby amended as follows:

                 a. The Form of Warrant attached as Exhibit B to the Note Purchase Agreement (the "Original Warrant") shall be replaced in its entirety with the Form of Warrant attached hereto as Exhibit "A" the ("Replacement Warrant").

                 b. The word "charter" in Section 4.10 is replaced with "Articles of Incorporation".

                 c. In the third sentence of Section 12(i)(1) beginning with "Notwithstanding", the first "Company" is replaced with the word "contrary".

                 d. In the second full paragraph under Section 13.1 beginning with the word "Prior", the phrase "and there shall be no right of first refusal with respect to an event that would be First Liquidity Event", is hereby inserted at the end thereof.

                 e. Section 14.1 of the Note Purchase Agreement shall be replaced in its entirety with the following:

                          Exchange of Warrants. For each Fifty-Thousand Dollar ($50,000) purchase of the Notes the Purchaser shall receive a Warrant to purchase up to Fifty-Thousand ($50,000) worth of securities of the Company. At any time after the date hereof to and including the earlier of (i) December 19, 2003, and (ii) five years from the closing date of an initial public offering of the Company; Common Stock, subject to the terms hereof, each Warrant shall be exchangeable by the holder thereof. The Warrant shall initially be exchangeable for 10,549 shares of Common Stock, potentially increasing to up to 12,500 shares of Common Stock so that the Purchaser will have the right to purchase an aggregate of $50,000 worth of Common Stock of the Company at an exchange price of between $4.00 and $4.74 per share of Common Stock, as hereinafter determined, or in a cashless exchange for a reduced number of shares (the "Net Issuable Exchange"), as determined by Section 9 of the Warrant. The Warrant will be exchangeable upon surrender of the Warrant to the Company at its principal office in Florida at any time during usual business hours, accompanied, if the Company so requires, by an instrument or instruments of transfer in form satisfactory to the Company and duly executed by the holder of the Warrant. The Warrant will expire on the earlier of (i) 5:00 p.m. on December 19, 2003 (or (ii) five years from the date of any initial public offering by the Company, if not exchanged by such date. Should the offering price of the Company's Common Stock in an initial public offering be less than

                          $9.48 per share, then the Warrant exchange price shall become one-half of that initial offering price, but not less than $4.00 per share, subject to Section
                          14.3. Should the Market Price per share of Common Stock as defined herein be less than $9.48 at the time of any First Liquidity Event other than an IPO, then the exercise price for the stock shall become one-half of that Market Price per share on such date, but not less than $4.00 per share, subject to Section 14.3.

                 f. In the lead in sentence in Section 14.3 of the Note Purchase Agreement shall be replaced in its entirety with the following:

                          The exchange price and the number of shares issuable upon exchange shall, in addition to the preceding paragraph 14.1, be subject to adjustment as follows in the event the Company issues or is deemed to have issued shares at less than the current exchange price:

                 g. In Section 14.3(a) the words ", which is set as $4.74 as of the date hereof" are inserted after the word "effect".

                 h. Section 14.3(c) of the Note Purchase Agreement shall be replaced in its entirety with the following:

                          No adjustment of the exchange price shall be made as a result of or in connection with any Approved Transfer as defined in Section 13.1.

                 i. Section 21.2 of the Note Purchase Agreement shall be replaced in its entirety with the following:

                          The Exchange Formula. In a Net Issuable Exchange, the formula for determining the number of shares of Common Stock to be received in exchange for a Warrant shall be determined as provided in Section 9 of the Form of Warrant attached as Exhibit B.

                 j. Section 21.7 of the Note Purchase Agreement shall be replaced in its entirety with the following:

                          Market Price. The Market Price of shares of stock of the Company shall be determined as set forth in
                          Section 4(g) of the Form of Warrant attached as Exhibit B.

3. Except as expressly amended or modified by this Amendment, the Note Purchase Agreement shall continue to be and shall remain in full force and effect and the terms defined in the Note Purchase Agreement shall have the same respective meanings when used herein.

4. Each Original Warrant issued by the Company to the Purchaser shall be exchanged by the Purchasers for the Replacement Warrants issued by the Company upon receipt of the Original Warrant from the Purchaser. In the event that any Original Warrant is not returned to the Company by a Purchaser within a reasonable period of time, then the Company shall have the right to cancel the Original Warrant and issue the Purchaser a Replacement Warrant.

5. This Amendment may be executed in separate counterparts and such counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, VISION 21, INC. and each of the Purchasers have duly executed this Amendment as of April 18, 1997.




                                                VISION 21, INC.


                                                By:/s/ Theodore N. Gillette
                                                   -----------------------------

                                                   -----------------------------
                                                        (Please Print Name)

                                                Title: President
                                                   --------------------------




                    [THIS SPACE INTENTIONALLY LEFT BLANK]

                                            PURCHASER:


                                            ------------------------------------


                                            By:
                                               ---------------------------------


                                            ------------------------------------
                                               (Please Print Name)


                                            Title:
                                                  ------------------------------




                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                       EXHIBIT "A" TO AMENDMENT NO. 1
             TO NOTE PURCHASE AGREEMENT DATED DECEMBER 20, 1996


                 EXHIBIT B - FORM OF STOCK PURCHASE WARRANT
        TO SUBSCRIBE FOR AND PURCHASE COMMON STOCK OF VISION 21, INC.

                                                              WARRANT NO.
                                                                          ------

         THIS CERTIFIES THAT, for value received, ____________________________ (herein called "Purchaser"), or its registered assigns, is entitled to subscribe for and purchase from Vision 21, Inc. (hereinafter called the "Company"), a corporation organized and existing under the laws of the State of Florida, at the price specified below (subject to adjustment as noted below) at any time after the date hereof to and including the earlier of (i) December 19, 2003 and (ii) five years from the closing date of an initial public offering ("IPO") of the Company's Common Stock (the "Expiration Date") Ten Thousand Five Hundred Forty-Nine (10,549) fully paid and nonassessable shares of the Company's Common Stock (hereinafter the "Common Stock") as provided herein (subject to adjustment as noted below). This Warrant has been issued pursuant to a Note Purchase Agreement dated as of December 20, 1996 and amended April 18, 1997 (the "Note Purchase Agreement") between the Purchaser and the Company and entitles the Purchaser to purchase $50,000 of Common Stock of the Company. The applicable provisions of the Note Purchase Agreement are incorporated herein by reference and to the extent that there is any inconsistency between the Note Purchase Agreement and this Warrant, the terms of the Note Purchase Agreement shall prevail. All capitalized terms not otherwise defined in this Warrant shall have the same meaning as defined in the Note Purchase Agreement.

         For purposes of this Warrant, the term "Capital Stock" shall mean and include the Company's presently authorized Common Stock and shall also include any capital stock of any class of this Company, including preferred stock, and any securities convertible or exchangeable into shares of the Company's Common Stock or preferred stock.

         This Warrant shall initially be exchangeable for 10,549 shares of Common Stock, potentially increasing to up to 12,500 shares of Common Stock so that the Purchaser will have the right to purchase an aggregate of $50,000 worth of Common Stock of the Company at an exchange price of between $4.00 and $4.74 per share of Common Stock (the "Warrant Exchange Price"), as hereinafter determined, or in a cashless exchange for a reduced number of shares (the "Net Issuable Exchange"), as determined by section 9 of this Warrant. Should the offering price of the Company's Common Stock in an initial public offering be less than $9.48 per share, then the Warrant Exchange Price shall become one-half of that initial offering price, but not less than $4.00 per share, subject to section 4 below. Should the Market Price per share of Common Stock as defined herein be less than $9.48 at the time of any First Liquidity Event other than an IPO, then the exercise price for the stock shall become one-half of that Market Price per share on such date, but not less than $4.00 per share, subject to section 4 below.

         This Warrant is subject to the following provisions, terms and conditions:

         1. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, by written notice of exercise delivered to the Company 20 days prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed if required) and payment of the Warrant Exchange Price at the principal office of the Company. The Company agrees that the shares so purchased shall be and are deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased shall be delivered to the holder hereof as promptly as practicable, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof as promptly as practicable.

         2. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of stock upon exercise of this Warrant except in accordance with the provisions, and subject to the limitations, of paragraph 7 hereof.

         3. The Company represents and warrants that this Warrant has been duly authorized by all necessary corporate action, has been duly executed and delivered and is a legal and binding obligation of the Company. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant according to the terms hereof or represented by the Common Stock to be issued pursuant to the Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         4. The Warrant Exchange Price and the number of shares issuable upon exchange shall, in addition to the above paragraphs, be subject to adjustment as follows in the event the Company issues or is deemed to have issued shares at less than the current exchange price:

         (a) For the purposes of this section 4(a), the term "current exchange price" is defined as meaning at any given time the Warrant Exchange Price then in effect, which is set as $4.74 as of the date hereof; and the term "current quotient" is defined as meaning on any given date the amount determined at the close of business on such day by dividing:

                 (1) An amount equal to (A) the total number of shares of Common Stock outstanding when the current exchange price became effective, exclusive of any such shares which may have been issued after the date hereof as provided in this section 4(a), multiplied by the current exchange price, plus (B) the aggregate of the amounts of all consideration, if any, received by the Company, (or, without duplication, deemed to be received as provided in paragraph (viii) below) upon all issuances of shares of Common Stock since the current exchange price became effective and prior to the time of the determination of the current quotient except shares of Common Stock issued as provided in Subdivision (c) hereof; by

                 (2) The total number of shares of Common Stock outstanding immediately prior to the time of such determination, including any such shares deemed to have been issued as provided in paragraph (viii) below but excluding any such shares which may have been issued as provided in this section 4(a). For the purposes of this paragraph, the Warrant Exchange Price of $4.74 shall be deemed to have become effective at the close of business on the date of this Warrant. In determining the current quotient, the result shall be expressed to the nearest cent.

         If at the close of business on any date after the date of this Warrant on which any adjustment event hereunder takes place, the current exchange price exceeds the current quotient by as much as one percent of the then effective Warrant Exchange Price, the Warrant Exchange Price shall be reduced to the price equal to the current quotient, effective at the close of business on such date. In such case of a subdivision or combination of the outstanding shares of Common Stock issuable upon exchange of the Warrant, the Warrant Exchange Price shall be first reduced, effective immediately prior to an adjustment of the Warrant Exchange Price pursuant to this section 4, by the amount, if any, by which the current exchange price exceeds the current quotient.

         For the purposes of this section 4, the following provisions shall also be applicable:

         i) If additional shares of Common Stock are issued for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares, before deducting therefrom any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such shares.

        ii) If additional shares of Common Stock are issued (otherwise than upon the exchange of the Company's obligations or shares of stock or upon the exchange of rights or options to subscribe for or to purchase shares of Common Stock) for a full or partial consideration other than cash, the amount of the non-cash consideration received by the Company for such shares shall be deemed to be the value of such consideration as determined in good faith by the Company's Board of Directors.

       iii) If additional shares of Common Stock are issued upon conversion or exchange of any obligations (including the Notes) or of any shares of the Company's stock that are convertible into or exchangeable for shares of Common Stock or upon the exchange of rights or options to subscribe for or to purchase shares of Common Stock, the amount of the consideration received by the Company for such additional shares of Common Stock shall be deemed to be the total of:

(a) the amount of consideration received by the Company upon the original issuance of such obligations, shares, rights, or options, plus (b) any other consideration received by the Company upon conversion, or exchange except in adjustment of interest and dividends. If obligations, shares, rights, or options, of the same class or series of a class as the obligations, shares, rights, or options so converted, or exchanged have been originally issued for different amounts of consideration, the amount of consideration received by the Company upon the original issuance of each obligation, share, right, or option so converted, or exchanged shall be deemed to be the average amount of the consideration received by the Company upon the original issuance of all such obligations, shares, rights, or options. The amount of the consideration, obligations, shares, rights, or options so converted, or exchanged and the amount of any other consideration received by the Company upon the original issuance of the obligations, shares, rights, or options so converted, or exchanged and the amount of any other consideration, received by the Company upon such conversion, or exchange shall be determined in the same manner provided in paragraphs (i) and (ii) above with respect to the consideration received by the Company in case of the issuance of additional shares of Common Stock. If such obligations, shares, rights, or options have been issued as a dividend upon any stock of the Company, the amount of the consideration received by the Company upon the original issuance thereof shall be deemed to be zero.

        iv) If additional shares of Common Stock are issued as a dividend, the aggregate number of shares of Common Stock issuable in payment of such dividend shall be deemed to have been issued and to be outstanding at the close of business on the record date fixed for the determination of stockholders entitled to such dividend. Shares of Common Stock issued otherwise than as a dividend shall be deemed to have been issued and to be outstanding at the close of business on the date of issue.

         v) The term dividend shall mean a dividend or other distribution upon stock of the Company.

        vi) The number of shares of Common Stock at any time outstanding shall not include all shares of Common Stock then owned or held by or for the account of the Company.

       vii) If the Company declares a dividend without fixing a record date for determining the stockholders entitled thereto, the first business day during which the Company's stock transfer books are closed for the purpose of such determination shall be deemed to be the record date fixed for the determination of stockholders entitled to such dividend.

      viii) In case of (a) the issuance of shares of stock or obligations convertible into or exchangeable for shares of Common Stock at an exchange price per share less than the current exchange price in effect immediately prior to the issuance of such convertible stock or obligations, or (b) the issuance of any rights to subscribe for or to purchase, or any options for the purchase of, additional shares of Common Stock, at a price per share for the additional shares of Common Stock issuable upon the exchange of such rights or options less than the current exercisable price in effect immediately prior to the issuance of such rights or the granting of such options, then the issuance of such stock, obligations, rights, or options shall be deemed to be an issuance (as of the date of issuance of such stock, obligations, rights, or options) of the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such convertible stock or obligations or upon the exchange of all such rights or options, as the case may be. In such case, the amount received or receivable by the Company in consideration of the issuance of such stock, obligations, rights, or options (plus the minimum aggregate amount of premium or additional consideration payable to the Company upon conversion or exchange of the stock or obligations or upon the exchange of such rights or options) before deducting therefrom any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such stock, obligations, rights or options, shall be deemed to be the consideration actually received (as of the date of issuance of such rights or options) for the issuance of the additional shares of Common Stock.

         The Consideration actually received by the Company for any shares of Common Stock issued upon the exchange of such stock or obligations or upon the exchange of such rights or options, which pursuant to this paragraph (viii) is deemed to have been received, shall not be included in the (first paragraph of this section 4(a) for the purpose of computing the current quotient and no further adjustment of the exchange price shall be made in respect thereof except that:

                 a) On the expiration of such rights or options or the termination of the right to convert or exchange such stock or obligations, the current quotient and the current exchange price shall forthwith be readjusted to the current quotient and current exchange price which would have obtained had the adjustments made on account of the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exchange of such rights or options or upon conversion or exchange of such securities for the consideration actually received by the Company for such options, rights or securities and upon the exchange, exchange or conversion thereof; and

                 b) If the purchase or exchange price or exchange rate provided for in any such options, rights, stock, or obligations changes or a different purchase or exchange price or exchange rate becomes effective at any time or from time to time (other than under or by reason of provisions designated to protect against dilution) then, upon such change becoming effective, the current quotient and current exchange price then in effect hereunder shall forthwith be increased or decreased to such current quotient and current exchange price as would have obtained had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of (A) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exchange, conversion or exchange thereof, (B) the issuance of all Common Stock and all other options, rights or convertible or exchangeable securities issued after the issuance of such options, rights or convertible or exchangeable securities, and (C) the original issuance at the time of such exchange of any such options, rights or convertible or exchangeable securities then still outstanding.

         In case, however, such stock or obligations are convertible or exchangeable at an exchange price or exchange rate or such rights or options are exercisable at a purchase price per share equal to or in excess of the current exchange price immediately prior to the issuance or sale of such convertible stock or obligations or of such rights or options, then no adjustment of the exchange price shall be made except in respect of additional shares of Common Stock actually issued upon the conversion or exchange of any such convertible stock or obligations or upon the exchange of any such rights or options.

        ix) No adjustment in the Warrant Exchange Price shall be made in respect of the issuance or sales of Common Stock held in the Company's treasury to the extent it acquired such Common Stock after the date of this Warrant, except that if any such treasury shares are issued or sold for a consideration per share which is less than the Warrant Exchange Price in effect immediately prior to such issue or sale and which is less than the average cost per share of such treasury shares, the Company shall be deemed for purposes of this section 4, to have issued or sold shares of Common Stock equal in number to such treasury shares for a consideration per share equal to the Warrant Exchange Price in effect immediately prior to such issue or sale reduced by the amount by which such average cost of such treasury share exceeds such consideration per share.

         (b) In case the Company at any time subdivides or issues a stock dividend upon the outstanding shares of Common Stock the Warrant Exchange Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Exchange Price in effect immediately prior to such combination shall be proportionately increased. Any such adjustment shall become effective at the close of business on the date that such subdivision, stock dividend or combination becomes effective.

         (c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant Exchange Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.


         (d) Upon any adjustment of the Warrant Exchange Price, then and in each such case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the warrant purchase price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         (e)     In case any time:

                 (1) the Company shall declare any cash dividend on its capital stock at a rate in excess of the rate of the last cash dividend theretofore paid;

                 (2) the Company shall pay any dividend payable in stock upon its capital stock or make any distribution (other than regular cash dividends) to the holders of its capital stock;

                 (3) the Company shall offer for subscription pro rata to the holders of its capital stock any additional shares of stock of any class or other rights;

                 (4) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                 (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company.

         then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (aa) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (bb) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or conversion or redemption shall take place, as the case may be. Such notice shall also specify the date as of which the holders of capital stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or conversion or redemption, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

         (f) If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this section 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid. In addition, if the Company issues any shares of Common Stock other than for an Approved Transfer (as defined herein) at a price less than the then-current exchange price as defined herein, then the Warrant Exchange Price shall be adjusted as provided in this section 4.

         (g) No fractional shares of Common Stock shall be issued upon the exercise of this Warrant, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment (which may be effected as a reduction of the amount to be paid by the holder hereof upon such exercise) in respect of such fraction in an amount equal to the same fraction of the Market Price per share of Common Stock as of the close of business on the date of the notice required by paragraph 1 above. "Market Price" shall mean, if the Common Stock is traded on a securities exchange or on the Nasdaq National Market or Nasdaq SmallCap Market, the average of the closing prices of the Common Stock on such exchange or on the Nasdaq National Market or Nasdaq SmallCap Market on the 10 trading days ending on the trading day prior to the date of determination, or, if the Common Stock is otherwise traded in the over-the- counter market, the average of the closing bid prices on the 10 trading days ending on the trading day prior to the date of determination. If at any time the Common Stock is not traded on an exchange or on the Nasdaq National Market or Nasdaq SmallCap Market or otherwise traded in the over-the-counter market, then the Market Price shall be deemed to be the average closing prices or average closing bid prices of the Common Stock, as the case may be, or, if such exercise occurs in connection with a public offering of the Common Stock, the public offering price of the Common Stock. If at any time the Common Stock is not traded on an exchange or the or on the Nasdaq National Market or Nasdaq SmallCap Market or otherwise traded in the over-the-counter market the Market Price shall be deemed to be the higher of
(i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

         (h) No adjustment of the Warrant Exchange Price shall be made as a result of or in connection with (i) shares issued in acquisitions to be made by the Company, (ii) shares issued in establishing a strategic alliance, (which includes any financial and lending arrangements with Prudential Securities Incorporated ("Prudential"), or any affiliates or assigns thereof on terms substantially similar to those set forth on Schedule 13.1 to the Note Purchase Agreement), or (iii) for option shares issued to employees, contractors, consultants or affiliated physicians approved by the Board of Directors and pursuant to previous option grants or Warrants disclosed on the attached
Schedule 13.1 to the Note Purchase Agreement or related to future options granted where shares issued are at a price equal to or higher than the current exchange price as defined herein, ("Approved Transfers").

         (i) The issuance of certificates for shares of Common Stock upon the exchange of Warrants shall be made without charge to the Warrant holders for any tax (other than federal or state income taxes) in respect to the issuance of such certificates. Such certificates shall be issued in the respective names of, or in the names directed by, the holder of the Warrant exchanged. Company, however, shall not be required to pay any tax which may be payable in respect to any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Warrants exchanged, or to issue or deliver such certificates until the person or persons requesting the issuance thereof have paid the Company the amount of such tax or have established to the satisfaction of the Company that such tax has been paid.

         5. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. Unless otherwise provided in the Note Purchase Agreement, no dividends are, or should be payable, or shall accrue on or with respect to this Warrant or any interest represented by this Warrant or on the shares purchasable upon exercise hereof until or unless, and except to the extent that this Warrant is exercised.

         6. The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Common Stock issuable or issued upon the exercise hereof of such holder's intention to do so, describing briefly the manner of any proposed transfer of this Warrant or such holder's intention as to the disposition to be made of shares of Common Stock issuable or issued upon the exercise hereof. In addition the holder of this Warrant shall represent in such notice to the Company that a copy of the Note Purchase Agreement has been provided to any proposed transferree(s). Such holder shall also provide the Company with an opinion of counsel satisfactory to the Company to the effect that the proposed transfer of this Warrant or disposition of shares may be effected without registration or qualification (under any Federal or State law) of this Warrant or the shares of Common Stock issuable or issued upon the exercise hereof.
Upon receipt of such written notice and opinion by the Company, such holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for such shares.

         7. Subject to the provisions of paragraph 6 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

         8. If permitted by federal and state securities laws, this Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.


         9. (a) In addition to and without limiting the rights of the holder of this Warrant under the terms of this Warrant the holder of this Warrant shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into shares of Common Stock as provided in this paragraph 9 at any time or from time to time prior to its expiration. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder of this Warrant, without payment by the holder of any exercise price or any cash or other consideration, that number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the fair market value (as defined in paragraph (c) below) of a single share of Common Stock, determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Warrant Shares shall be determined by subtracting the aggregate Warrant Exchange Price of the Converted Warrant Shares from the aggregate fair market value of the Converted Warrant
Shares.   No fractional shares shall be issuable upon exercise of the
Conversion Right and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional share.

         (b) The Conversion Right may be exercised by the holder of this Warrant by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in paragraph (a) above as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement or on such later date as is specified therein (the "Conversion Date"), but not later than the expiration date of this Warrant. Certificates for the shares of Common

Stock issuable upon exercise of the Conversion Right together with a check in payment of any fractional share and, in the case of a partial exercise, a new warrant evidencing the shares remaining subject to this Warrant shall be issued as of the Conversion Date and shall be delivered to the holder of this Warrant within 15 days following the Conversion Date.

         (c) For purposes of this paragraph 9, the "fair market value" of a share of the Common Stock as of a particular date shall be its Market Price, calculated as described in paragraph 4(g) hereof.

         10. The holder of this Warrant shall have no registration rights except for the registration rights specified in the Note Purchase Agreement.

         11. All questions concerning this Warrant will be governed and interpreted and enforced in accordance with the internal law, not the law of conflicts, of the State of Florida.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of April 18, 1997.

                                       VISION 21, INC.


                                       By
                                         ---------------------------------------

                                         Its
                                            ------------------------------------


                           RESTRICTION ON TRANSFER

         "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be transferred without (i) the opinion of counsel satisfactory to this corporation that such transfer may be lawfully made without registration under the Federal Securities Act of 1933 and all applicable state securities laws or
(ii) such registration."